UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

October 10, 2018
Date of Report (date of earliest event reported)

COPART, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-23255	94-2867490
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

14185 Dallas Parkway, Suite 300
Dallas, Texas 75254
(Address of principal executive offices, including zip code)

972-391-5000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION INCLUDED IN THIS REPORT
Section 5 - Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 10, 2018, the Compensation Committee of our Board of Directors approved (i) the annual base salaries for fiscal 2019 for our named executive officers and (ii) the payment of various cash bonuses for the fiscal year ended July 31, 2018 for our named executive officers.
Following is a summary of (i) the annual base salaries for fiscal 2019 for our named executive officers and (ii) the payments made, or to be made, to our named executive officers for fiscal 2018 cash bonuses (in each case, as determined by reference to our fiscal year ended July 31, 2018):

Name	Position	Annual Base Salary (Fiscal 2019)		Cash Bonus Amount (Fiscal 2018)
A. Jayson Adair	Chief Executive Officer	$1	(1)		$—
Vincent W. Mitz	President	$1	(2)	$	__
William E. Franklin	Executive Vice President, US Operations and Shared Services	$550,000	(3)		$600,000
Jeffrey Liaw	Senior Vice President, Chief Financial Officer	$341,550	(4)		$363,000

(1)	Represents no change in annual base salary from fiscal 2018 base salary.

(2)
Represents no change in annual base salary from fiscal 2018 base salary. As disclosed in our Current Report on Form 8-K filed on January 8, 2018, Mr. Mitz will be retiring from his position as President effective on December 31, 2018.

(3)	Represents an increase of approximately 10.0% in annual base salary, effective as of October 7, 2018.

(4)	Represents an increase of approximately 3.5% in annual base salary, effective as of October 7, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:     October 16, 2018
COPART, INC.

By:	/s/ Gregory R. DePasquale
Gregory R. DePasquale
Senior Vice President, General Counsel and Secretary